Exhibit 99.2
Hamilton Beach Spin-Off Investor Information Frequently Asked Questions:

1.	Why is NACCO spinning off Hamilton Beach?
A:	NACCO and Hamilton Beach believe that the spin-off will accomplish a number of important business objectives and is in the best interests of NACCO’s stockholders. NACCO and Hamilton Beach expect that Hamilton Beach, as an independent company, will be able to compete more successfully as the housewares industry continues to consolidate because Hamilton Beach will have the ability to offer Hamilton Beach stock as consideration in connection with potential future acquisitions. In addition, as a company with its own publicly traded common stock, Hamilton Beach expects to be able to more readily attract investor interest across both the public equity and debt capital markets, which will provide it with greater financial flexibility to compete in the small electric household and commercial appliance industries. Furthermore, the spin-off will place Hamilton Beach in a better position to retain and attract talented management because it will have the ability to offer incentive compensation arrangements to executives that are related to the market performance of Hamilton Beach’s Class A common stock. The spin-off will also allow Hamilton Beach to better align management incentives with the performance of the business because focused equity incentives resulting from the spin-off will be used to better motivate the members of the management team. Finally, as an independent public company engaged solely in the housewares industry after the spin-off, Hamilton Beach may generate additional investor interest by providing investors with the opportunity to invest directly in its business and may appeal to more investors with different goals, interests and concerns.
2.	When is the spin-off expected to be completed?
A:	The spin-off is expected to be completed by the end of June 2007.
3.	How did NACCO arrive at the $110 million special cash dividend?
A:	The $110 million was calculated based on NACCO’s desire to recover part of its investment in Hamilton Beach as a part of the spin-off, yet adequately capitalize Hamilton Beach with an appropriate amount of leverage based on its expected fair value in the market and the strong cash flow generation of its business.

Exhibit 99.2
4.	What will NACCO do with the $110 million special cash dividend? Will it be paid to stockholders?
A:	The special cash dividend will be paid to NACCO. The proceeds from the $110 million special cash dividend will be retained by NACCO for use at a later date. No special cash dividend is expected to be made to NACCO stockholders from these funds. NACCO management believes there are attractive opportunities to invest further in NACCO’s ongoing businesses and is continuing to evaluate investment opportunities.
5.	What is the dollar value of the spin-off? How was the value calculated?
A:	The stock price for Hamilton Beach Class A common stock will be determined by the market once public trading begins. The pro forma financial information in the preliminary Information Statement filed with the SEC as an exhibit to the Registration Statement on Form 10 gives effect to the transactions related to the spin-off, which include the incurrence of additional debt under Hamilton Beach’s new term loan, payment of the special dividend to NACCO and NACCO’s retention of Hamilton Beach’s qualified U.S. pension obligation under NACCO’s defined benefit plan. The pro forma information is not necessarily indicative of future performance. Ultimately, the market price should reflect actual performance and the opportunities Hamilton Beach will have as an independent public company.
6.	Can you explain exactly what happens and when at each key point in the spin-off process? When will I receive my Hamilton Beach shares? How will I know they have been distributed?
A:	The Registration Statement on Form 10, which includes the preliminary Information Statement, was filed with the SEC on April 26, 2007. It explains the spin-off mechanics, as well as the relevant pro forma financial information and additional details of the transaction. After the NACCO Board sets a record date for the spin-off, NACCO will issue a press release announcing the record date and the anticipated date of distribution of the shares of Hamilton Beach common stock.
7.	What will NACCO stockholders receive in the spin-off?
A:	To effect the spin-off, Housewares Holding Company, a wholly owned subsidiary of NACCO and Hamilton Beach’s parent, will distribute to NACCO all of the outstanding shares of Hamilton Beach common stock, and NACCO will then make a pro rata distribution of all of the outstanding shares of Hamilton Beach common stock to holders of NACCO common stock as of the record date for the spin-off. For each share of NACCO Class A common stock held on the record date, NACCO will distribute one half of one share of Hamilton Beach Class A common stock and one half of one share of Hamilton Beach Class B common stock. Similarly, for each share of NACCO Class B common stock held on the record date, NACCO will distribute one half of one share of Hamilton Beach Class A common stock and one half of one share of Hamilton Beach Class B common stock.

No fractional shares of Hamilton Beach Class A common stock or Hamilton Beach Class B common stock will be distributed in the spin-off. Instead, as soon as practicable after the spin-off, the transfer agent will convert the shares of Hamilton Beach Class B common stock into shares of Hamilton Beach Class A common stock,

Exhibit 99.2
aggregate all fractional shares of Hamilton Beach Class A common stock into whole shares of Hamilton Beach Class A common stock, sell these shares of Hamilton Beach Class A common stock in the open market at prevailing market prices and distribute the applicable portion of the aggregate net cash proceeds of these sales to each holder who otherwise would have been entitled to receive a fractional share in the spin-off. Stockholders will not be entitled to any interest on the amount of the cash payment made in lieu of fractional shares.
NACCO stockholders will not be required to pay for shares of Hamilton Beach common stock received in the spin-off, or to surrender or exchange shares of NACCO common stock or take any other action to be entitled to receive their shares of Hamilton Beach common stock. The distribution of shares of Hamilton Beach common stock will not cancel or affect the number of outstanding shares of NACCO common stock. NACCO stockholders should retain their NACCO stock certificates.
Immediately after the spin-off, holders of NACCO common stock as of the record date will hold all of the outstanding shares of Hamilton Beach Class A common stock and Hamilton Beach Class B common stock. Based on the number of shares of NACCO common stock outstanding on April 17, 2007, NACCO expects to distribute approximately four million shares of Hamilton Beach Class A common stock and approximately four million shares of Hamilton Beach Class B common stock to NACCO stockholders in the spin-off.
8.	What are the differences between the Hamilton Beach Class A Common Stock and the Hamilton Beach Class B Common Stock?
A:	Similar to NACCO, the Hamilton Beach Class A Common Stock will have voting rights of one vote per share and, the Hamilton Beach Class B Common Stock will have voting rights of ten votes per share and is subject to transfer restrictions. Hamilton Beach will apply to list the Hamilton Beach Class A common stock on the New York Stock Exchange. The Hamilton Beach Class B common stock will not be listed on any stock exchange.
9.	Who is entitled to receive shares of Hamilton Beach common stock?
A:	Holders of NACCO common stock at the close of business on the record date for the spin-off will be entitled to receive shares of Hamilton Beach common stock in the spin-off.
10.	What will be the debt structure of Hamilton Beach?
A:	The debt structure of Hamilton Beach is expected to consist of a $115 million asset-based revolving credit agreement and a $125 million senior secured term loan. On a pro forma basis for the transaction, Hamilton Beach would have had debt of approximately $155 million as of December 31, 2006, after giving effect to transactions related to the spin-off, which includes the payment of the $110 million special cash dividend to NACCO.
11.	Does this transaction include Kitchen Collection?
A:	No. Kitchen Collection is not part of this transaction. NACCO will continue to own and operate Kitchen Collection after the spin-off.